UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 14, 2018

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

1040 AVENUE OF THE AMERICAS, 8TH FLOOR, NEW YORK, NEW YORK	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 725-6550

(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
(§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 14, 2018, DHI Group, Inc. (the “Company”), Dice Inc. and Dice Career Solutions, Inc. (collectively, the “Borrowers”), as borrowers, entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) among the various lenders party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and BMO Harris Bank N.A., as co-syndication agents and TD Bank, N.A., as documentation agent, with JPMorgan Chase Bank, N.A.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; and BMO Harris Bank N.A. as joint bookrunners and joint lead arrangers. The Borrowers’ obligations under the Credit Agreement are guaranteed by two of the Company’s wholly-owned subsidiaries, eFinancialCareers, Inc. and Targeted Job Fairs, Inc., and secured by substantially all of the assets of the Borrowers and the guarantors and a stock pledge from one of the Company’s foreign subsidiaries.
The Credit Agreement provides for a revolving facility of $90 million maturing on November 14, 2023. The Borrowers borrowed $18 million under the Credit Agreement to repay, in full, all outstanding indebtedness, including accrued interest, under the previous amended and restated credit agreement (as described in Item 1.02 below).
Borrowings under the Credit Agreement bear interest, at the Company’s option, at a LIBOR rate or base rate plus a margin. The margin ranges from 1.75% to 2.50% on LIBOR loans and 0.75% to 1.50% on base rate loans, determined by the Company’s most recent consolidated leverage ratio.
The Credit Agreement contains various customary affirmative and negative covenants and also contains certain financial covenants, including a consolidated leverage ratio and a consolidated interest coverage ratio. Negative covenants include, but are not limited to, restrictions on incurring certain liens; making certain payments, like stock repurchases and dividend payments; making certain investments; making certain acquisitions; and incurring additional indebtedness. The Credit Agreement also provides that the payment of obligations may be accelerated upon the occurrence of customary events of default, including, but not limited to, non-payment, change of control, or insolvency.
Interest rates and covenants in the Credit Agreement are consistent with the previous amended and restated credit agreement and the facility may be prepaid at any time without penalty.
The foregoing description of the Credit Agreement is a summary and does not contain all of the exceptions and qualifications that may apply.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
On November 14, 2018, the Company used $18 million of the proceeds from the Credit Agreement to repay in full all outstanding indebtedness, including accrued interest, under the previous amended and restated credit agreement, dated as of November 24, 2015, by and among DHI Group, Inc., Dice Inc. and Dice Career Solutions, Inc., as borrowers, eFinancialCareers, Inc. and Targeted Job Fairs, Inc., as guarantors, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders. The previous credit agreement was terminated upon repayment of the outstanding indebtedness.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The disclosure set forth in Item 1.01 above with respect to the entry into the Credit Agreement is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	November 20, 2018	By: /S/ Luc Grégoire
Name: Luc Grégoire
Title: Chief Financial Officer